UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AMC Way
11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices) (Zip code)

(913) 213-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                           ☐                 Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2017, AMC Entertainment Holdings, Inc. (the “Company”) entered into that certain Third Amendment to Credit Agreement (the “Third Amendment”) amending that certain Credit Agreement dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of  December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016 and the Third Amendment, the “Credit Agreement”), by and among the Company, the other loan parties thereto, each lender party thereto and Citicorp North America, Inc., as administrative agent.

The Third Amendment decreased the applicable margin for the term loans outstanding under the Credit Agreement from 1.75% with respect to base rate borrowings to 1.25% and 2.75% with respect to LIBOR borrowings to 2.25%.

The foregoing description of the Third Amendment and the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

The Company is filing the following exhibits:

Exhibit No.	Description

4.1

Third Amendment to Credit Agreement, dated as of May 9, 2017, by and among AMC Entertainment Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: May 11, 2017	By:	/s/ Craig R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1

Third Amendment to Credit Agreement, dated as of May 9, 2017, by and among AMC Entertainment Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent